UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 4, 2008

TEMPUR-PEDIC INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31922	33-1022198
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1713 Jaggie Fox Way
Lexington, Kentucky  40511
(Address of principal executive offices) (Zip Code)

(800) 878-8889
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

    On March 4, 2008, the Board of Directors of Tempur-Pedic International Inc. (the “Company”) voted to expand the size of the Board of Directors and elect John Heil as a member of the Board of Directors effective immediately. Mr. Heil was recommended to the Board of Directors by the Company’s Nominating and Corporate Governance Committee. Mr. Heil’s term will expire at the Company’s next annual meeting of stockholders. After the election of Mr. Heil, the Board of Directors consists of nine members.

    On March 5, 2008, the Company and Dale E. Williams, Executive Vice President, Chief Financial Officer, and Secretary of the Company entered into an Amended and Restated Employment and Non-Competition Agreement (the “Employment Agreement”) to reflect Mr. Williams’ promotion to Executive Vice President in 2007.

    The Employment Agreement amends and restates in its entirety the employment and noncompetition agreement dated as of July 11, 2003 with Mr. Williams.  The Employment Agreement provides for Mr. William’s employment as Executive Vice President, Chief Financial Officer and Secretary of the Company, or such other executive position as may be assigned from time to time by the Chief Executive Officer.  The Employment Agreement, dated as of July 11, 2003 and amended and restated effective March 5, 2008, has an initial term of one year and a perpetual one-year renewal term. Either party may terminate the Employment Agreement, upon written notice, 90 days prior to the expiration of the initial or renewal term. The Employment Agreement currently provides for an annual base salary of $340,000 subject to annual adjustment by the Board of Directors and a variable performance bonus set to a target of Mr. Williams’ base salary if certain criteria are met as established by the Board of Directors.  In addition, Mr. Williams agreed not to compete with the Company during his employment with the Company and for two years following his termination of employment and not to solicit any employees of the Company for two years after the termination of employment.

    A copy of the Employment Agreement is attached to this current report on Form 8-K and is incorporated herein by reference.

    On March 4, 2008, the Board of Directors approved an amendment to extend the term of Company's 2003 Employee Stock Purchase Plan (the "Plan") to December 31, 2013. A description of the material provisions of the Plan are included under the caption "Executive Compensation and Related Information—Employee Benefit Plans" in the Company's Proxy Statement as filed with the Securities and Exchange Commission on April 3, 2007, which description is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure

On March 6, 2008, the Company issued a press release announcing the election of Mr. Heil to the Board of Directors of the Company. A copy of this press release is furnished as Exhibit 99.1 to this current report on Form 8-K.

Item 9.01  Financial Statements and Exhibits

(d)  Exhibits

Exhibit	Description
10.1	Amended and Restated Employment and Noncompetition Agreement dated as of March 5, 2008 between Tempur-Pedic International Inc. and Dale E. Williams
99.1	Press Release dated March 6, 2007, entitled “Tempur-Pedic International Names John Heil as Director”

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tempur-Pedic International Inc

Date: March 6, 2008	By:	/s/ Dale E. Williams
Name: Dale E. Williams
Title: Executive Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit	Description
10.1	Amended and Restated Employment and Noncompetition Agreement dated as of March 5, 2008 between Tempur-Pedic International Inc. and Dale E. Williams
99.1	Press Release dated March 6, 2007, entitled “Tempur-Pedic International Names John Heil as Director”